UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 5, 2023, Astra Space, Inc. (the “Company”) shared through its twitter account, @Astra, an update on its application for a 180 day extension to cure its minimum bid price deficiency. These two tweets are specifically set forth below:

Tweet 1: “Astra has been in touch with representatives from Nasdaq and we have been told to expect an update on our application for a 180 day extension to cure our minimum bid price deficiency during the week of April 10.”

Tweet 2:“We remain unaware of any reason why our application will not be approved and will update all stakeholders as soon as we receive a decision from Nasdaq.”

For information about the Company, please contact its investor relations team at investors@astra.com, review its filings with the Securities and Exchange Commission or go to the following Astra social media sites:

Twitter: @Astra
Linkedin: linkedin/company/astraspace
Website: www.astra.com

This Current Report on Form 8-K contains forward looking statements regarding the Company’s expectations with respect to the timing of an update concerning its application for a 180 day extension to cure its minimum bid price deficiency during the week of April 10, 2023. These forward looking statements are identified with the words: “expect,” “could,” “believe” and/or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements are based upon assumptions of our management as of the date of this Current Report on Form 8-K and such assumptions are subject to a number of risks and uncertainties that may cause our actual results to differ from those implied in these forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Astra Space, Inc.

Date:	April 5, 2023	By:	/s/ Axel Martinez
Axel Martinez Chief Financial Officer